FOR IMMEDIATE RELEASE
CONTACT:
Michael Weber
Chief Financial Officer, XRS Corporation
952-707-5600

XRS Reports Fiscal 2013 Second Quarter Results
Net income of $0.2 million drives free cash flow of $1.2 million for the second quarter of fiscal 2013

MINNEAPOLIS, May 9, 2013 — XRS Corporation (formerly Xata Corporation, NASDAQ:XRSC) reported its results for its fiscal 2013 second quarter ended March 31, 2013.

The Company reported net income to common shareholders for the second quarter of fiscal 2013 of $0.1 million, or $0.01 per diluted share, compared to net loss to common shareholders of $2.1 million, or $0.20 per diluted share for the comparable period in fiscal 2012. Total revenue was $14.5 million for the quarter ended March 31, 2013, compared to $15.9 million for the comparable period in fiscal 2012. Further highlights for the quarter include:

•	Mobile software revenue growth of 27 percent drove total software revenue to $11.6 million for the second quarter of fiscal 2013.

•
Fiscal 2013 second quarter software revenue accounted for approximately 80 percent of total revenue, compared to 74 percent for the same period of fiscal 2012, contributing to a 7 percentage point improvement in overall gross margins.

•	The Company signed 98 new customers in the second quarter of fiscal 2013, all of whom selected the Turnpike mobile solution.

•	Net income of $0.2 million contributed to free cash flow of $1.2 million for the second quarter of fiscal 2013, compared to negative free cash flow of $2.2 million for the same period in fiscal 2012.

"We are encouraged by our second consecutive quarter of net income," said Jay Coughlan, chairman and chief executive officer of XRS Corporation. "This performance is consistent with our strategy of shifting our business to a mobile solution. We are continuing to invest in the XRS mobile solution and the growth opportunities in that market, while at the same time maintaining our commitment to provide support to our existing customers."

For the second quarter of fiscal 2013, selling, general and administrative expenses decreased to $5.3 million, compared to $6.6 million for the comparable period in fiscal 2012. Reductions in the Company's amortization and personnel expenses resulting from the fiscal 2012 third quarter intangible asset

XRS Releases Fiscal 2013 Second Quarter Results – Page 2

impairment and business realignment events, respectively, drove the favorability realized in the second quarter of fiscal 2013.

Research and development expenses were $2.8 million and $3.5 million for the second quarter of fiscal 2013 and 2012, respectively, or 19 percent and 22 percent of revenue, respectively. During the second quarter of fiscal 2013, the Company continued to invest in the development of the XRS mobile solution. The Company capitalized $0.3 million in software development costs associated with the XRS mobile solution in the second quarter of fiscal 2013, representing approximately 9 percent of total research and development costs.

The Company reported non-GAAP earnings of $2.2 million, or $0.08 per diluted share for the second quarter of fiscal 2013, compared to non-GAAP earnings of $0.2 million, or $0.01 per diluted share for the same period in fiscal 2012, an increase of $2.0 million. The increase in non-GAAP earnings is a reflection of improved overall gross margins and a reduced cost structure.

“We had an enthusiastic response to our announcement in March that the new XRS mobile solution for compliance and fleet optimization is available for sale,” said Coughlan. "With the commencement of shipment of XRS mobile subscriptions in April, new and existing customers will be able to experience the benefits of the leading fleet management platforms in a single mobile package."

For the six months ended March 31, 2013, mobile software revenue increased 23 percent, while total software revenue remained relatively consistent with the comparable period in fiscal 2012. Total revenue was $28.7 million for the six months ended March 31, 2013, compared to $32.5 million for the comparable period in fiscal 2012 as a result of decreased hardware revenue as adoption of the the Turnpike no upfront hardware cost solution continues to increase.

For the six months ended March 31, 2013, the Company reported non-GAAP earnings of $4.4 million, or $0.16 per diluted share, compared to $0.7 million, or $0.03 per diluted share, for the comparable period in fiscal 2012. The increase in non-GAAP earnings is a reflection of mobile revenue growth, improved overall gross margins and a reduced cost structure.

As of March 31, 2013, the Company maintained a debt-free balance sheet and reported an increase of $1.5 million in working capital to $11.2 million, compared to debt of $2.3 million and working capital of $9.6 million as of September 30, 2012. Free cash flow was $2.8 million for the six months ended March 31, 2013, compared to negative $2.9 million for the comparable period in fiscal 2012.

XRS Releases Fiscal 2013 Second Quarter Results – Page 3

Summary of revenue and gross margins (deficits) is as follows (in thousands, except percentage data):

	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,
	2013	2012	2013	2012

Revenue:
Software	$11,578	$11,703	$23,347	$23,389
Hardware systems	2,580	3,624	4,771	8,088
Services	338	532	573	983
Total revenue	$14,496	$15,859	$28,691	$32,460

Gross margins (deficits):
Software	73%	71%	74%	72%
Hardware systems	6%	(4%)	13%	(6%)
Services	(59%)	(24%)	(85%)	(35%)
Total gross margin	58%	51%	60%	49%

Non-GAAP vs. GAAP Financial Measures
To assist investors in understanding the Company’s financial performance, the Company supplements the financial results that are generated in accordance with the accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures, including non-GAAP earnings, non-GAAP earnings per diluted share, working capital and free cash flow. These non-GAAP financial measures are useful to investors for evaluating the Company’s historical and prospective financial performance, as well as our performance relative to competitors. Management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate its ongoing business operations and to make operating decisions. These non-GAAP financial measures are among the primary factors management uses in planning for and forecasting future period performance. Management believes that these non-GAAP financial measures reflect an additional way of analyzing aspects of the Company’s ongoing operations that, when viewed with our GAAP results, provides a more complete understanding of the factors and trends affecting our business.

The end of this release contains a reconciliation of the specific non-GAAP financial measures to the nearest comparable GAAP measures.

XRS Releases Fiscal 2013 Second Quarter Results – Page 4

About XRS
XRS Corporation (formerly Xata Corporation) delivers fleet management and compliance software solutions to the trucking industry to help maintain regulatory compliance and reduce operating costs. XRS is leading the trucking industry's migration to mobile devices for collecting and analyzing compliance and management data. Its mobility-based products have no upfront hardware costs and run on smartphones, tablets and rugged handhelds. XRS has sales and distribution partnerships with the major wireless carriers supporting the U.S. and Canadian trucking industries.

Through XRS' solutions: XataNet, Turnpike, MobileMax and XRS, we are currently serving 114,000 subscriptions through 1,400 customers. Our various solutions help fleet managers, dispatchers and drivers collect, sort, view and analyze data to help reduce costs, increase safety, attain compliance with governmental regulations and improve customer satisfaction.

For more information, visit www.xrscorp.com or call 1-800-745-9282.

Cautionary note regarding forward-looking statements
This announcement includes forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Such statements are based on current expectations, and actual results may differ materially. The forward-looking statements in this announcement are subject to a number of risks and uncertainties including, but not limited to, the possibility of continuing operating losses, the ability to adapt to rapid technological change, the ability of our solutions to be compliant with future regulations, dependence on propriety technology and communication networks owned and controlled by others, the failure to renew contracts or failure to sell additional solutions or services to existing customers, the timely introduction and market acceptance of new products, the ability to fund future research and development activities, the ability to establish and maintain strategic partner relationships and the other factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 (as updated in our subsequent reports filed with the SEC). These reports are available under the “Investors” section of our website at www.xrscorp.com and through the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

XRS Releases Fiscal 2013 Second Quarter Results – Page 5

XRS Corporation
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
(In thousands, except per share data)	2013	2012	2013	2012

Revenue
Software	$11,578	$11,703	$23,347	$23,389
Hardware systems	2,580	3,624	4,771	8,088
Services	338	532	573	983
Total revenue	14,496	15,859	28,691	32,460

Cost of goods sold	6,046	7,834	11,352	16,485
Selling, general and administrative	5,349	6,588	10,846	12,708
Research and development	2,798	3,509	5,848	6,997
Total costs and expenses	14,193	17,931	28,046	36,190

Operating income (loss)	303	(2,072)	645	(3,730)
Net interest and other expense	(29)	(153)	(47)	(264)

Income (loss) before income taxes	274	(2,225)	598	(3,994)
Income tax expense (benefit)	98	(178)	103	(278)

Net income (loss)	176	(2,047)	495	(3,716)

Preferred stock dividends and deemed dividends	(58)	(56)	(116)	(62)

Net income (loss) to common shareholders	$118	$(2,103)	$379	$(3,778)

Net income (loss) per common share:
Basic	$0.01	$(0.20)	$0.04	$(0.35)
Diluted	$0.01	$(0.20)	$0.02	$(0.35)

Weighted average common and common share equivalents:
Basic	10,827	10,714	10,818	10,695
Diluted	27,602	10,714	27,479	10,695

XRS Releases Fiscal 2013 Second Quarter Results – Page 6

XRS Corporation
Consolidated Balance Sheets

	March 31,	September 30,
(In thousands)	2013	2012
	(Unaudited)
Current assets
Cash and cash equivalents	$7,569	$7,120
Accounts receivable, net	7,272	7,835
Inventories	2,365	3,811
Deferred product costs	753	770
Prepaid expenses and other current assets	1,558	1,406
Total current assets	19,517	20,942

Equipment and leasehold improvements, net	6,452	7,313
Intangible assets, net	5,473	6,487
Goodwill	16,796	17,288
Deferred product costs, net of current portion	303	425
Other assets	642	351
Total assets	$49,183	$52,806

Current liabilities
Revolving line of credit	$—	$2,300
Accounts payable	3,193	3,436
Accrued expenses	4,419	4,832
Deferred revenue	1,921	2,314
Total current liabilities	9,533	12,882

Deferred revenue, net of current portion	731	1,077
Deferred tax liabilities	—	9
Other long-term liabilities	189	314
Total liabilities	10,453	14,282

Shareholders' equity
Preferred stock	44,407	44,292
Common stock	108	108
Additional paid-in capital	50,327	49,979
Accumulated deficit	(56,940)	(57,319)
Accumulated other comprehensive income	828	1,464
Total shareholders' equity	38,730	38,524
Total liabilities and shareholders' equity	$49,183	$52,806

XRS Releases Fiscal 2013 Second Quarter Results – Page 7

XRS Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended
	March 31,
(In thousands)	2013	2012

Operating activities
Net income (loss)	$495	$(3,716)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,362	3,967
Amortization of deferred financing costs	33	8
Deferred income taxes	(9)	—
Loss on sale or disposal of equipment and leased equipment	40	64
Stock-based compensation	348	493
Changes in assets and liabilities:
Accounts receivable, net	552	1,583
Inventories, net	1,408	(1,183)
Deferred product costs	138	297
Prepaid expenses and other assets	(205)	(31)
Accounts payable	(642)	(863)
Accrued expenses and other liabilities	(538)	(531)
Deferred revenue	(735)	(994)
Net cash provided by (used in) operating activities	4,247	(906)

Investing activities
Purchase of equipment and leasehold improvements	(1,386)	(1,982)
Capitalized software development	(85)	—
Proceeds from the sale of equipment	16	2
Net cash used in investing activities	(1,455)	(1,980)

Financing activities
Revolving line of credit	(2,300)	2,953
Payments on debt obligations	—	(3,624)
Deferred financing costs	(50)	(93)
Net cash used in financing activities	(2,350)	(764)

Effects of exchange rate on cash	7	(18)

Increase (decrease) in cash and cash equivalents	449	(3,668)

Cash and cash equivalents
Beginning	7,120	12,407
Ending	$7,569	$8,739

XRS Releases Fiscal 2013 Second Quarter Results – Page 8

XRS Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

Non-GAAP Earnings and Non-GAAP Earnings Per Diluted Share

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
(In thousands, except per share data)	2013	2012	2013	2012

Net income (loss) to common shareholders	$118	$(2,103)	$379	$(3,778)

Adjustments:
Depreciation & amortization expense	1,672	2,012	3,362	3,967
Stock-based compensation	188	244	348	493
Net interest expense	25	164	41	273
Preferred stock dividends and deemed dividends	58	56	116	62
Income taxes	98	(178)	103	(278)
Other	50	—	50	—
Total adjustments	2,091	2,298	4,020	4,517

Non-GAAP earnings	$2,209	$195	$4,399	$739

Non-GAAP earnings per diluted share	$0.08	$0.01	$0.16	$0.03

Shares used in calculating non-GAAP earnings per diluted share	27,602	27,271	27,479	27,209

Working Capital

	March 31,	September 30,
(In thousands)	2013	2012

Current assets	$19,517	$20,942
Current liabilities	(9,533)	(12,882)
Net current assets	9,984	8,060
Current portion of deferred revenue net deferred costs	1,168	1,544
Working capital	$11,152	$9,604

XRS Releases Fiscal 2013 Second Quarter Results – Page 9

XRS Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

Free Cash Flow

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2013	2012	2013	2012

Net cash provided by (used in) operating activities	$2,065	$(1,086)	$4,247	$(906)
Net cash used in investing activities:
Purchase of equipment and leasehold improvements	(110)	(1,008)	(224)	(1,915)
Purchase of Relay assets	(663)	(67)	(1,162)	(67)
Capitalized software development	(85)	—	(85)	—
Proceeds from the sale of equipment	9	—	16	2
Net cash used in investing activities	(849)	(1,075)	(1,455)	(1,980)

Free cash flow	$1,216	$(2,161)	$2,792	$(2,886)